UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen New Jersey Investment Quality Municipal Fund, Inc. (NQJ)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NUVEEN CLOSED END FUNDS

IMPORTANT NOTICE:

ANNUAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL

DECEMBER 14, 2012

Dear Shareholder:

We recently sent you proxy materials concerning important proposals affecting your fund(s), which were considered at the Annual Shareholders Meeting held on Wednesday, November 14, 2012. The meeting has been adjourned in order to allow more time for shareholders to cast their votes. The meeting will reconvene on December 14, 2012 at 2:30 p.m., Central time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.